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                           ARTICLES OF INCORPORATION

                                      OF

                             NATIONS EXPRESS, INC.

     The undersigned, being a natural person of the age of eighteen years or more, does hereby form a business corporation under the laws of the State of North Carolina, entitled "Business Corporation Act", and the several amendments thereto, and to that end does hereby set forth:

                                   ARTICLE I

     The name of the Corporation is NATIONS EXPRESS, INC.

                                  ARTICLE II

     The duration of the corporation shall be perpetual. The effective date of these Articles shall be upon filing.

                                  ARTICLE III

     The general purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the North Carolina General Statutes (S)55-3-01 and (S)55-2-02(b)(2)(i).

                                  ARTICLE IV

     The registered office of the corporation shall be located at 20462 Chartwell Center Dr. Suite D, Cornelius, NC 28031 which has a mailing address of PO Box 19247, Charlotte, NC 28219. The registered agent at such address shall be Scott E. Lawrence. Said office is located in Mecklenburg County, North Carolina.

                                   ARTICLE V

     The aggregate number of shares which the corporation has authority to issue is 10,000, all of one class. The designation of this class of stock shall be 10,000 shares of common stock having no par value. All shares of stock have equal rights in the business.

                                  ARTICLE VI

     The number of directors of the corporation shall be fixed by the bylaws.
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                                  ARTICLE VII

     The name and address of the incorporator and subscriber of these Articles of Incorporation is Scott E. Lawrence, PO Box 2520 Cornelius, NC 28031.

     IN TESTIMONY WHEREOF, I, the undersigned incorporator, have hereunto set my hand and seal, this the ____ day of March, 1998.



                                             ____________________________ (SEAL)
                                             Scott E. Lawrence
                                             Incorporator